UNITED STATES

 SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

 Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 6, 2015

Stanley Furniture Company, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-14938	54-1272589

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 North Hamilton Street, No. 200 High Point, North Carolina	27260

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (336) 884-7700

________________________________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

o	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02

Results of Operations and Financial Condition.

On April 8, 2015, the Company released a press release preannouncing certain expected results for the 2015 first quarter.  The press release is furnished as Exhibit 99.1 to this Form 8-K and incorporated herein by reference.

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 6, 2015, the Compensation and Benefits Committee (the “Committee”) of the Board of Directors Stanley Furniture Company, Inc. (the “Company”), approved a 25% reduction in the 2015 base salary of Glenn Prillaman, President and Chief Executive Officer of the Company (reducing base salary from $320,000 to $240,000) and a 20% reduction in the 2015 base salary for Anita W. Wimmer, Vice President-Finance/Corporate Controller (Principal Financial Officer) (reducing base salary from $180,000 to $144,000), in each case effective April 1, 2015.

Item 9.01

Financial Statements and Exhibits.

(d) Exhibits

99.1

Press Release of the Company dated April 8, 2015, preannouncing certain expected first quarter 2015 results.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

   STANLEY FURNITURE COMPANY, INC.

Date: April 8, 2015

By:  /s/Anita W. Wimmer

Anita W. Wimmer

Vice President of Finance

(Principal Financial and Accounting Officer)